Exhibit 99.1

Terra Nitrogen Company, L.P. A CF Industries Company	FOR MORE INFORMATION, CONTACT: Terry Huch Senior Director, Investor Relations & Corporate Communications 847/405-2515 thuch@cfindustries.com

Terra Nitrogen Company, L.P. Declares Cash Distribution

DEERFIELD, Ill., July 28, 2010 (BUSINESS WIRE) —Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today declared a cash distribution for the quarter ended June 30, 2010, of $2.36 per common limited partnership unit payable August 25, 2010, to holders of record as of August 10, 2010.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen selling prices, natural gas costs, seasonal demand factors, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the General Partner when cumulative distributions exceed targeted levels. With this distribution, TNCLP cumulative distributions exceed targeted levels.

TNCLP will report full second quarter 2010 results on August 5, 2010.

About TNCLP

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP Distributions

This release serves a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and TNCLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

TERRA NITROGEN COMPANY, L.P.   •   4 PARKWAY NORTH   •   SUITE 400   •   DEERFIELD, IL 60015

WWW.CFINDUSTRIES.COM    •   847/405-2515   •   NYSE TICKER: TNH

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:

•                  the volatile cost of natural gas;

•                  the cyclical nature of our business;

•                  the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate;

•                  weather conditions;

•                  risks involving derivatives and the effectiveness of our risk measurement and hedging activities;

•                  risks related to TNCLP’s reliance on one production facility;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  conditions in the U.S. agricultural industry;

•                  future regulatory restrictions and requirements related to GHG emissions, climate change or other environmental requirements;

•                  CF and its affiliates engage in fertilizer manufacturing;

•                  dependence on CF and its employees;

•                  potential inability to renew our credit facility;

•                  deterioration of global market and economic conditions; and

•                  reliance on third party transportation providers.

Additional information as to these and other factors can be found in TNCLP’s 2009 10-K in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

SOURCE: Terra Nitrogen Company, L.P.

Terra Nitrogen Company, L.P.
Terry Huch, 847-405-2515
Senior Director, Investor Relations & Corporate Communications
thuch@cfindustries.com